Joint Filer Information


Name:  Hancock Park Associates III, LLC

Address:  	10323 Santa Monica Blvd., Suite 101
		Los Angeles, CA  90025

Designated Filer:  Hancock Park Capital II, L.P.

Issuer and Ticker Symbol:  FAO, Inc. (FAOO)

Date of Event Requiring Statement July 9, 2003

Signature:  	HANCOCK PARK ASSOCIATES III, LLC

		By: Michael J. Fourticq /s/ Kendrick F. Royer, by
power of attorney
		       Managing Member


Name:  Michael J. Fourticq

Address:	10323 Santa Monica Blvd., Suite 101
		Los Angeles, CA  90025

Designated Filer:  Hancock Park Capital II, L.P.

Issuer and Ticker Symbol:  FAO, Inc. (FAOO)

Date of Event Requiring Statement:  July 9, 2003


Signature:	Michael J. Fourticq /s/ Kendrick F. Royer, by power
of attorney